SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

FIDELITY SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550

Atlanta, Georgia 30305

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(404) 639-6500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

There were four matters submitted to a vote of security holders at Fidelity’s annual meeting of shareholders held on April 26, 2012.

There were 13,751,907 shares of Common Stock of Fidelity eligible to be voted at the Annual Meeting and 10,294,161 shares were represented at the meeting by the holders thereof, which constituted a quorum. The first proposal was the election of nine directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The number of votes for the election of the directors was as follows:

Director	Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non Votes
David R. Bockel	7,997,384	—	825,762	—	1,471,015
W. Millard Choate	7,792,911	—	1,030,235	—	1,471,015
Donald A. Harp, Jr.	7,994,524	—	828,622	—	1,471,015
Kevin S. King	8,123,107	—	700,039	—	1,471,015
William C. Lankford, Jr.	8,123,320	—	699,826	—	1,471,015
James B. Miller, Jr.	8,120,480	—	702,666	—	1,471,015
H. Palmer Proctor, Jr.	8,120,953	—	702,193	—	1,471,015
W. Clyde Shepherd, III	8,122,749	—	700,397	—	1,471,015
Rankin M. Smith, Jr.	8,122,963	—	700,183	—	1,471,015

The second proposal was for the amendment of the Fidelity Southern Corporation Equity Incentive Plan as described in the proxy statement. The number of votes for the amendment of the plan was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non Votes
5,124,775	3,212,863	—	485,508	1,471,015

The third proposal was for the ratification of appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes for the ratification of Ernst and Young was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non Votes
9,809,181	18,371	—	466,609	—

The fourth proposal was a non-binding advisory vote on the compensation of its “Named Executive Officers” as described in the proxy statement. This proposal gave Fidelity’s shareholders the opportunity to endorse or not endorse executive compensation and policies. The number of votes for the proposal endorsing the compensation was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non Votes
8,089,744	42,074	—	691,328	1,471,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

May 1, 2012